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                                                                   EXHIBIT 10.10


                                   APPENDIX I

                              AMENDMENT NUMBER ONE
                                     TO THE
                                  BESTWAY, INC.
                           INCENTIVE STOCK OPTION PLAN


         Bestway, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), previously adopted a stock option plan designated as the Bestway, Inc. Incentive Stock Option Plan (the "Plan"), originally approved by the Company's stockholders on May 31, 1995. The Company reserved the right to amend the Plan under Paragraph 12 thereof. Accordingly, the Company hereby amends the Plan as follows, effective as of December 4, 2000:

         1. Paragraph 2(g) of the Plan is hereby amended and restated in its entirety to read as follows:

                  "(g) "Non-Employee Director" means a member of the Board who is a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act (or any successor to Rule 16b-3) and who is also an "outside director" within the meaning of Section 162(m) of the Code."

         2. Paragraph 3 of the Plan is hereby amended and restated to read as follows:

                  "3. ADMINISTRATION OF PLAN. The Board of Directors of the Company shall appoint a committee (the "Committee") composed of not less than two persons to administer the Plan. Only Non-Employee Directors shall be eligible to serve as members of the Committee. The Committee shall report all action taken by it to the Board, which shall review and ratify or approve those actions that are by law required to be so reviewed and ratified or approved by the Board. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to determine the Participants to whom, and the time or times at which, Options shall be granted and the number of shares covered by each Option; to construe and interpret the Plan and any agreements made pursuant to the Plan; to determine the terms and provisions (which need not be identical or consistent with respect to each Participant) of the respective Option Agreements and any agreements ancillary thereto, including, without limitation, terms covering the payment of the Option Price; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of this Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons."

         3. Paragraph 4 of the Plan is hereby amended to add the following sentence at the end thereof:


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                  "Subject to adjustment under the provisions of Paragraph 8, no
                  Participant shall be eligible to be granted options covering more than 100,000 shares of the Company's Common Stock during any calendar year, in accordance with Section 162(m) of the Code."

         4. The first paragraph in Paragraph 5 of the Plan is hereby amended and restated to read as follows:

                  "The aggregate number of shares of the Company's Common Stock that may issued upon the exercise of options shall not exceed 285,000 shares, subject to adjustment under the provisions of Paragraph 8."

         5. Paragraph 12 of the Plan is hereby amended and restated in its entirety to read as follows:

                  "12. AMENDMENT, SUSPENSION, AND THE TERMINATION OF PLAN. The Board may at any time suspend or terminate the Plan or may amend it from time to time in such respects as the Board may deem advisable in order that the Options granted thereunder may conform to any changes in the law or in any other respect which the Board may deem to be in the best interests of the Company, provided, however, that without approval by the shareholders of the Company voting the proper percentage of its voting power, no such amendment shall make any change in the Plan for which shareholder approval is required of the Company by (a) the Code or regulatory provisions dealing with incentive stock options pursuant to Code section 422; (b) any rules for listed companies promulgated by any national stock exchange on which the Company's stock is traded; or (c) any other applicable rule or law. Unless sooner terminated hereunder the Plan shall terminate 10 years after the Effective Date. No Option may be granted during any suspension or after the termination of the Plan. Except as provided in Paragraph 13, no amendment, suspension, or termination of the Plan shall, without an Optionee's consent, impair or negate any of the rights or obligations under any Option theretofore granted to such Optionee under the Plan."


         IN WITNESS WHEREOF, the Company has caused these presents to be duly executed by its duly authorized officers in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 4th day of December, 2000.

                                        BESTWAY, INC.


                                        By:    /s/ R. Brooks Reed
                                               ---------------------------------
                                        Name:  R. Brooks Reed
                                               ---------------------------------
                                        Title: Chief Executive Officer
                                               ---------------------------------


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